Exhibit 10.2

AMENDED AND RESTATED

GRID PROMISSORY NOTE

December 7, 2020

This is an amendment and restatement of that certain grid promissory note, issued on January 3, 2018, as amended, by 1847 Holdings LLC to 1847 Partners LLC, which as of the date hereof has an outstanding principal balance of $56,900 (the “Original Note”).

FOR VALUE RECEIVED, receipt and sufficiency of which is acknowledged, 1847 HOLDINGS LLC, a Delaware limited liability company (the “Company”), with offices at 590 Madison Avenue, 21st Floor, New York, NY 10022, hereby promises to pay to 1847 PARTNERS LLC (the “Holder”), the outstanding principal sum under the Original Note of Fifty-Six Thousand Nine Hundred Dollars ($56,900) (the “Base Amount”), plus the aggregate unpaid principal amount of all advances made to the Company by the Holder (“Advances”) outstanding on the Maturity Date (as defined below) when all amounts due hereunder shall be due and payable together with interest thereon as hereinafter provided, in lawful money of the United States of America and in immediately available funds. The total amount that the Company may borrow under this Amended and Restated Grid Promissory Note (this “Note” or this “Amended and Restated Note”) shall be One Hundred Fifty Thousand Dollars ($150,000). “Maturity Date” means twelve (12) months of the date hereof.

In no event shall the amount payable by the Company as interest or other charges on this Note exceed the highest lawful rate permissible under any law applicable hereto.

If any payment under this Note shall be specified to be made on a day which is not a business day, it shall be made on the next succeeding day which is a business day. For purposes of this Note, a “business day” shall mean any day other than Saturday, Sunday or other day in which banks are authorized to close in the State of Delaware.

The Company hereby authorizes the Holder to endorse on the Schedule annexed to this Note all Advances hereafter made to the Company and all payments of the principal amounts in respect of such Advances or in respect of the Base Amount, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all Advances and as to the outstanding principal amount of the Base Amount; provided, however, that the failure to make such notation with respect to any Advances or payment shall not limit or otherwise affect the obligations of the Company under this Note. The Holder shall promptly deliver a copy of the Schedule to the Company each time that the Schedule is modified.

1. Payment of Base Amount and Advances under the Note. The outstanding portion of the Base Amount plus the outstanding portion of all Advances shall be payable in one lump sum due on the Maturity Date. Payments of principal are to be made to the Holder at its office address designated above or at such other place as the Holder shall have notified the Company in writing.

2. Payment of Interest on this Note. Interest shall accrue on the unpaid portion of the Base Amount and the unpaid portion of all Advances outstanding from time to time at a fixed rate of interest equal to eight percent (8%) per annum and shall be payable in one lump sum due on the Maturity Date. Payments of interest hereunder are to be made to the Holder at its office address designated above or at such other place as the Holder shall have notified the Company in writing. If all or a portion of (i) the Base Amount or any Advance under this Note or (ii) any interest payable hereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate of twelve percent (12%) per annum.

3. Prepayment. (a) The outstanding portion of the Base Amount and the interest thereon and the outstanding portion of any Advances hereunder and the interest thereon may be prepaid in whole or in part at any time without penalty or premium of any kind. The amount of each prepayment of such principal shall be applied in the order that such principal becomes due hereunder.

(b) In the event the Company completes a financing transaction that includes an uplisting of its Common Shares to a national exchange, the Company shall, contemporaneously with the closing of such financing transaction, prepay the entire outstanding portion of the Base Amount and any Advances hereunder and accrued and unpaid interest thereon.

4. Events of Default. The existence of any of the following conditions shall constitute an event of default hereunder (an “Event of Default”):

(a) The failure by the Company to pay when due any portion of the Base Amount or any Advance, or the failure by the Company to pay when due any interest under this Note; or

(b) If the Company:

(i) shall commence any case or proceeding under any bankruptcy, insolvency or other similar law or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or

(ii) shall admit the material allegations of any petition or pleading in connection with any such case or proceeding; or

(iii) makes an application for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or a substantial part of the Company’s property; or

(iv) makes a general assignment for the benefit of the Company’s creditors; or

(v) is unable or admits in writing its inability to generally pay the Company’s debts as they mature; or

(c) The (i) commencement of any case or proceeding against the Company under any bankruptcy, insolvency, or other similar law or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, winding-up, composition or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, (ii) appointment of a receiver, trustee or similar officer for the Company or for all or a substantial part of the Company’s property, or (iii) issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company, and such case, proceeding, receiver, trustee, officer, warrant, execution or process shall not be dismissed, bonded or discharged, as applicable, within sixty (60) days of the commencement, appointment or issuance thereof.

5. Rights and Remedies. In the event that one or more Events of Default shall have occurred and be continuing, the Holder may at its option by written notice to the Company declare the Base Amount and all Advances hereunder and the accrued and unpaid interest on this Note to be immediately due and payable, and thereupon the same shall become so due and payable, without presentment, demand, protest or further notice, all of which are hereby waived by the Company. No course of dealing or delay on the part of the Holder of this Note in exercising any right shall operate as a waiver thereof or otherwise prejudice the right of the Holder. Subject as aforesaid, no remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute, other agreement or instrument, or otherwise.

6. Lost Documents. Upon receipt by the Company of (i) evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, (ii) in the case of loss, theft or destruction, indemnification satisfactory to the Company, and (iii) in the case of mutilation, surrender and cancellation of this Note, the Company will cancel this Note on its books and make and deliver in its place a new note in the then unpaid principal amount of this Note, of like tenor to this Note, dated and bearing interest from the date next following the date through which interest has been paid on the unpaid principal amount of this Note.

7. Costs and Expenses. Upon the occurrence of any Event of Default, the Company shall pay all reasonable costs and expenses incurred by the Holder (including, without limitation, court costs and reasonable attorneys’ fees) in preserving, protecting, maintaining or enforcing its rights and remedies hereunder, including, without limitation, all costs and expenses of collection.

8. Assignment. This Note may not be sold, offered for sale, pledged, hypothecated or otherwise encumbered, transferred or disposed of by the Holder without the prior written consent of the Company. The Company shall not assign any or all of its obligations hereunder without the prior written consent of the Holder.

9. Cancellation. After the principal balance of this Note and all accrued interest thereon has been satisfied, the Holder shall surrender this Note to the Company for cancellation.

10. Effect of Amendment and Restatement. The effect of this Amended and Restated Note is to amend and restate the Original Note. This Amended and Restated Note shall constitute a renewal, extension and modification of the terms of the Original Note and evidences the same indebtedness that existed under the Original Note. To the extent that any rights, benefits or provisions in favor of the Holder existed in the Original Note as of the date hereof, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after the dates of the Original Note. The Company and the Holder agree and acknowledge that any and all rights, remedies and payment provisions under the Original Note, as hereby amended and restated, shall continue and survive the execution and delivery of this Amended and Restated Note. The Company and the Holder further agree and acknowledge that any and all amounts owing or otherwise due under or pursuant to the Original Note immediately prior to the effectiveness of this Amended and Restated Note shall be owing and otherwise due pursuant to this Amended and Restated Note. All references to the Original Note in any agreement, instrument or document executed or delivered in connection herewith or therewith shall be deemed to refer to this Amended and Restated Note, as the same may be amended, restated, supplemented or otherwise modified from time to time.

11. Miscellaneous.

(a) Parties in Interest. All covenants, agreements and undertakings in this Note by and on behalf of the Company and the Holder hereof shall, subject to the provisions of Section 8 hereof, bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns, whether so expressed or not.

(b) Notices. All notices, requests, communications, consents and demands shall be made in writing and shall be (i) sent by registered or certified mail, first class, postage prepaid, return receipt requested or (ii) delivered by hand, facsimile transmission or messenger to the Company or to the Holder hereof, as the case may be, at their respective addresses set forth at the beginning of this Note, or at such other respective addresses as may be furnished in writing to each other. All such notices, requests communications, consents and demands shall be deemed given if mailed, three business days after mailing, and if personally delivered, the day so delivered.

(c) Governing Law. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

(d) Submission To Jurisdiction. Each of the Company and the Holder hereby irrevocably and unconditionally submits in any legal action or proceeding relating to this Note, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of any state or federal court sitting in Delaware; consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it, at the address set forth in the preamble hereof; and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(e) WAIVERS OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Page Follows]

IN WITNESS WHEREOF, this Note has been executed and delivered on the date set forth at the beginning of this Note by the duly authorized representatives of the Company.

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
	Name:	Ellery Roberts
	Title:	Chief Executive Officer

SCHEDULE TO GRID PROMISSORY NOTE

DATE	AMOUNT OF ADVANCE OR PRE-PAYMENT	UNPAID PRINCIPAL BALANCE OF NOTE	NAME OF PERSON MAKING NOTATION	SIGNATURE OF PERSON MAKING NOTATION
Balance as of December 1, 2020	--	$56,900	--	--